QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32

Section 1350 Certifications
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Credit Suisse First Boston (USA), Inc. (the "Company") does hereby certify, to such officer's knowledge, that:

  1.
  the Annual Report on Form 10-K for the year ended December 31, 2003 of the Company (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 30, 2004	/s/ BRIAN D. FINN
	Name:	Brian D. Finn
	Title:	President and Chief Executive Officer
March 30, 2004	/s/ DAVID C. FISHER
	Name:	David C. Fisher
	Title:	Chief Financial and Accounting Officer

QuickLinks

  Exhibit 32
SECTION 1350 CERTIFICATIONS